EXHIBIT 99.4


                                    EXHIBIT D
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                          FORM OF OFFICER'S CERTIFICATE

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                                  DONINI, INC.

                              OFFICER'S CERTIFICATE


     I, Peter Deros, President of Donini, Inc. (the "Company") DO HEREBY CERTIFY as follows:

     a. Attached hereto as Annex 1 is a true, correct and complete copy of the Certificate of Incorporation of the Company in effect on the date hereof. No amendment or other Agreement relating to or affecting the Certificate of Incorporation has been filed in the office of the Secretary of State of the State of New Jersey after the last date of any Agreement included therein, and no such action has been taken by the Company or officers, directors or shareholders of the Company to effect or authorize any further amendment thereto.

     b. Attached hereto as Annex 2 is a true, correct and complete copy of the Bylaws of the Company, amended and in effect on the date hereof, and such Bylaws, as amended, have been in full force and effect at all times since adoption, through the date hereof.

     c. Attached hereto as Annex 3 are true, correct and complete copies of those resolutions adopted by the Board of Directors of the Company; said resolutions have not been amended, rescinded or modified since their adoption and remain in full force and effect as of the date hereof, and said resolutions are the only resolutions adopted by the Board of Directors of the Company, or any committee thereof, relating in any way to the Exchange Agreement dated as of October 1, 2004, between the Company and the Purchaser (the "Purchase Agreement").

     d. As of the date hereof, no Event of Default has occurred and been continuing.

     e. The representations and warranties of the Company contained in each Transaction Agreement are true and correct on and as of the date hereof as if made on and as of such date and the Company has performed and complied with all covenants and agreements required by the Transaction Agreements to be performed or complied with at or prior to the date hereof.

     f. The Company has performed and complied with all conditions required by the Transaction Agreements to be performed and complied with by it prior to the date hereof.

     g. The following persons are on the date hereof duly qualified and acting officers of the Company, duly elected or appointed to the offices set forth beside

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          their respective names and signatures, and each such person who, as an officer of the Company, signed the Purchase Agreement, any of the other Transaction Agreements or any other Agreement delivered before or on the date hereof in connection with such agreements and Agreements and the transactions contemplated therein was, at the respective times of such signing and delivery, and is now duly elected or appointed, qualified and acting as such officers, and the signatures of such persons appearing on such Agreements are their genuine signatures.



         Name                     Position                    Signature
         ----                     --------                    ---------

Peter Deros                       President          ___________________________
Catherine Pantoulis               Secretary          ___________________________



     All terms not otherwise defined herein shall have the respective meanings set forth in the Purchase Agreement.


                            [Signature page follows]

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     IN WITNESS WHEREOF, the undersigned has caused this instrument to be duly executed.

     Dated: October 1, 2004


                                  DONINI, INC.


                                  By: /s/ PETER DEROS
                                      ------------------------------------------
                                      Name:  Peter Deros
                                      Title: President

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